Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Kingsway Financial Services Inc.’s Registration Statements on Form S-8 (File Nos. 333-249266 and 333-196633) of our report dated March 12, 2026, relating to the December 31, 2025 and 2024 consolidated financial statements, which appear in Kingsway Financial Services Inc.’s Form 10-K for the year ended December 31, 2025, as filed with the U.S. Securities and Exchange Commission.

/s/ Plante & Moran PLLC

Chicago, Illinois

March 12, 2026